UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2017 (September 21, 2017)

FUSE MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-10093	59-1224913
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1565 North Central Expressway Suite 220 Richardson, Texas	75080
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (469) 862-3030

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This report on Form 8-K/A is being filed by Fuse Medical, Inc. (the “Company”) as Amendment No. 1 to the Current Report on Form 8-K filed on October 10, 2017 to attach Amendment No. 1, as defined below, to the 2017 Equity Incentive Plan of Fuse Medical, Inc., dated April 5, 2017 (the “Plan”), and Amendment No. 2, as defined below, to the Plan.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)Not Applicable.

(b)Not Applicable.

(c)Not Applicable.

(d)Not Applicable.

(e)The information disclosed in Item 1.01 of the Current Report on Form 8-K, dated October 10, 2017, is herein incorporated by reference.  On September 21, 2017, the Board of Directors of the Company (the “Board”) approved an amendment (“Amendment No.1”) to the Plan to increase the number of shares of common stock of the Company, par value $0.01 per share (“Common Stock”), authorized for issuance under the Plan from 1,500,000 shares of Common Stock to 2,500,000 shares of Common Stock, in form attached hereto as Exhibit 4.1.  Further, on October 4, 2017, the Board approved an additional amendment to the Plan (“Amendment No. 2”) to increase the number of shares of Common Stock authorized for issuance under the Plan from 2,500,000 shares of Common Stock to 4,500,000 shares of Common Stock, in form attached hereto as Exhibit 4.2.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Amendment No. 1, dated September 21, 2017, to the 2017 Equity Incentive Plan of Fuse Medical, Inc., dated April 5, 2017.
4.2	Amendment No. 2, dated October 4, 2017, to the 2017 Equity Incentive Plan of Fuse Medical, Inc., dated April 5, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FUSE MEDICAL, INC.

By:	/s/ William E. McLaughlin, III
William E. McLaughlin, III, Interim Chief Financial Officer and Director
(Principal Financial Officer)

Date: November 6, 2017